UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2010

IAC/INTERACTIVECORP

 (Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 314-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2010, IAC/InterActiveCorp (“IAC”) entered into an agreement (the “Stock Exchange Agreement”) with Liberty Media Corporation (“Liberty”) and Liberty USA Holdings, LLC, an indirect wholly-owned subsidiary of Liberty (“Liberty Holdings” and, together with Liberty, the “Liberty Parties”), and Celebrate Interactive, Inc., a direct wholly-owned subsidiary of IAC (“CII”).  Under the Stock Exchange Agreement, the Liberty Parties agreed to exchange (the “IAC-Liberty Stock Exchange”) an aggregate of 4,289,499 shares of common stock, par value $0.001 per share, of IAC (the “Common Stock”) to be received by the Liberty Parties pursuant to the Diller-Liberty Exchange described below and an aggregate of 8,510,500 shares of Class B common stock, par value $0.001 per share, of IAC (the “Class B Common Stock”) with IAC for all of the outstanding shares of CII which owned as of the closing directly or indirectly, all of the equity interests of Evite, Inc., Giftco, Inc. and IAC Advertising, LLC and approximately $218 million in cash.  The shares of Common Stock and Class B Common Stock exchanged by the Liberty Parties represented all of the shares of Common Stock and Class B Common Stock owned beneficially and/or of record by Liberty and its subsidiaries after giving effect to the Diller-Liberty Exchange (of which up to 120,000 shares of Common Stock are to be subsequently transferred to IAC by the Liberty Parties in fulfillment of post-closing working capital adjustments as set forth in the Stock Exchange Agreement).

The closing of the IAC-Liberty Stock Exchange occurred on December 1, 2010, immediately following the closing of the transactions contemplated by a letter agreement dated December 1, 2010 (the “Diller-Liberty Agreement”), entered into between Mr. Barry Diller, the Chairman and Chief Executive Officer of IAC (and now Senior Executive of IAC as discussed in Item 5.02 below), and the Liberty Parties, pursuant to which the Liberty Parties exchanged with Mr. Diller (the “Diller-Liberty Exchange” and, together with the Liberty-IAC Exchange, the “Transactions”) an aggregate of 4,289,499 shares of Class B Common Stock held by the Liberty Parties for the same number of shares of Common Stock held by Mr. Diller.

In consideration of Mr. Diller waiving certain pre-existing rights under the Stockholders Agreement with respect to the Liberty Parties’ transfer to IAC of shares of Common Stock and Class B Common Stock pursuant to the IAC-Liberty Exchange and in partial preservation of Mr. Diller’s existing exchange right with respect to such shares of Class B Common Stock under the Amended and Restated Stockholders Agreement, dated as of August 9, 2005 (the “Stockholders Agreement”), between Mr. Diller and Liberty,  IAC agreed to permit Mr. Diller to exchange with IAC, on a one-for-one basis, from time to time until September 1, 2011 up to 1.5 million shares of Common Stock for shares of Class B Common Stock held in treasury by IAC following the IAC-Liberty Exchange (the “IAC-Diller Agreement”).  The IAC-Diller Agreement also contains certain transfer restrictions with respect to the shares of Class B Common Stock that may be received pursuant to the aforementioned exchange right, including a requirement that, until the fifth year anniversary of the IAC-Diller Agreement and except for transfers to certain permitted transferees, such shares of Class B Common Stock must first be converted into Common Stock in order to be transferred.

In connection with the consummation of the IAC-Liberty Stock Exchange (and effective upon such consummation) and the Diller-Liberty Exchange, (i) Mr. Diller and Liberty agreed to terminate the Stockholders Agreement pursuant to which (as previously disclosed in IAC’s periodic filings with the SEC), among other arrangements, Liberty granted to Mr. Diller an irrevocable proxy with respect to all IAC securities beneficially owned by Liberty and (ii) IAC, the Liberty Parties and Mr. Diller agreed in a letter agreement dated December 1, 2010 (the “Termination Letter”) to terminate, solely as to Liberty, the Amended and Restated Governance Agreement, dated as of August 9, 2005, as amended (the “Governance Agreement”), among IAC, Liberty and Mr. Diller, pursuant to which (as previously disclosed), among other things, Liberty had (1) certain nomination rights with respect to the IAC Board of Directors, (2) consent rights with respect to specified matters involving IAC, (3) certain preemptive rights with respect to its shares of Common Stock and Class B Common Stock and (4) customary registration rights with respect to its shares of Common Stock.  The Governance Agreement remains in effect as to Mr. Diller, as amended by the IAC-Diller Agreement which provides that certain pre-existing rights of Mr. Diller will terminate upon his ceasing to serve as Chairman of the Board and Senior Executive of the Company.

Prior to consummation of the Transactions, Mr. Diller beneficially owned (taking into account his right to vote shares of IAC capital stock held by the Liberty Parties pursuant to the irrevocable proxy granted him pursuant to the Stockholders Agreement) IAC capital stock representing approximately 60% of the total number of votes of IAC capital stock.  Following consummation of the Diller-Liberty Exchange and IAC-Liberty Stock Exchange, Mr. Diller beneficially owns (including shares underlying stock options) IAC capital stock representing approximately 34.9% of the total number of votes of IAC capital stock.

The Board of Directors of IAC (the “Board”) approved, among other things, the Stock Exchange Agreement and IAC-Diller Agreement and the transactions contemplated thereby following its receipt of the unanimous recommendation of a Special Committee of the IAC Board of Directors comprised entirely of independent directors.

The above summary of the Termination Letter and the IAC-Diller Agreement is qualified in its entirety by reference to the complete terms and provisions of the Termination Letter and IAC-Diller Agreement filed as Exhibits 10.1 and 10.2 hereto, respectively.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

See Item 1.01, which is incorporated by reference.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

See Item 1.01, which is incorporated by reference.

On December 1, 2010, following consummation of the IAC-Liberty Stock Exchange, IAC ceased to be a “controlled company” under NASDAQ’s listing rules.  Prior to consummation of the Transactions, Liberty’s beneficially held shareholdings in IAC represented approximately 59% of the total votes of all classes of IAC capital stock.  Pursuant to the IAC-Liberty Exchange, Liberty transferred to IAC its entire equity interest (other than up to 120,000 shares of Common Stock held by Liberty which are to be subsequently transferred to IAC pursuant to a post-closing working capital adjustment).

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

            On December 1, 2010, effective upon the consummation of the IAC-Liberty Stock Exchange, the Board appointed Gregory R. Blatt the Chief Executive Officer of IAC and a member of the Board and appointed Mr. Diller to the position of Senior Executive of IAC; Mr. Diller will continue to serve as Chairman of the Board.

            Prior to being appointed Chief Executive Officer of IAC, Mr. Blatt, age 42, served as Chief Executive Officer of Match.com, Inc., a subsidiary of IAC.  From March 2005 through February 2009, Mr. Blatt served as Executive Vice President, General Counsel and Secretary of IAC and from November 2003 through March 2005, Mr. Blatt served as Senior Vice President, General Counsel and Secretary of IAC.  Prior to joining IAC in November of 2003, Mr. Blatt served as General Counsel of Martha Stewart Living Omnimedia, Inc. (“MSO”) from May 1999 through October 2003.  Prior to joining MSO, Mr. Blatt was an associate at Grubman Indursky & Schindler, P.C., a New York entertainment and media law firm, and, prior to that, an associate at Wachtell, Lipton, Rosen & Katz, a New York law firm.  Mr. Blatt also currently serves on the boards of directors of HSN, Inc., Interval Leisure Group, Inc. and Meetic, S.A.

In connection with Mr. Blatt’s appointment to the Board, the Board increased the size of Board from 11 members to 12 members and adopted Amended and Restated Bylaws as discussed in Item 5.03 below, such disclosure to be incorporated herein by reference.

Also on December 1, 2010, in connection with the management changes described above, IAC and Thomas McInerney, Executive Vice President and Chief Financial Officer of IAC (“Executive”), agreed to amend Executive’s employment agreement to provide severance benefits upon a termination of Executive’s employment by IAC or voluntary resignation by Executive prior to a date to be agreed upon by IAC and Executive, such benefits to include the payment of twelve months of Executive’s current base salary, acceleration of vesting of IAC equity awards held by Executive that are outstanding on the date of the amendment and the right of Executive to exercise vested options for a period of eighteen months from the termination date.  Receipt of such benefits is conditioned upon Executive providing a reasonable transition period as requested by IAC.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 1, 2010, effective upon the consummation of the IAC-Liberty Stock Exchange, the Board adopted Amended and Restated By-Laws of IAC (the “By-Laws”), which, among other things, were amended to provide for the separation of the positions of Chairman of the Board and Chief Executive Officer, define the powers and duties of each and address related matters.  The By-Laws are attached as Exhibit 3.1(ii) hereto and incorporated herein by reference. A marked copy of the By-Laws, marked to show the amendments made to the prior by-laws of IAC, is attached as Exhibit 3.1(ii).1 hereto.

ITEM 8.01 OTHER EVENTS.

On December 1, 2010, in connection with IAC ceasing to be a “controlled company” under NASDAQ’s listing rules as a result of the IAC-Liberty Stock Exchange, the Board established a Nominating Committee of the Board, comprised of Donald R. Keough and Edgar Bronfman, Jr., and adopted a charter for such committee.

On December 2, 2010, IAC issued a press release relating to the IAC-Liberty Stock Exchange and other matters referred to in Items 1.01 and 5.02 of this Current Report on Form 8-K.  The press release is furnished herewith as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

3.1(ii) 3.1(ii).1

General By-Laws of IAC/InterActiveCorp, Amended and Restated as of December 1, 2010.

General By-Laws of IAC/InterActiveCorp, Amended and Restated as of December 1, 2010 (marked to show changes from prior by-laws).

10.1

Letter Agreement by and among IAC/InterActiveCorp, a Delaware corporation, Liberty Media Corporation, a Delaware corporation, Liberty USA Holdings, LLC, a Delaware limited liability company, and Mr. Barry Diller, dated as of December 1, 2010.

10.2 99.1	Letter Agreement by and between IAC/InterActiveCorp, a Delaware corporation, and Mr. Barry Diller, dated as of December 1, 2010. Press Release dated December 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	SVP & General Counsel

Date: December 6, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1(ii)	General By-Laws of IAC/InterActiveCorp, Amended and Restated as of December 1, 2010.
3.1(ii).1	General By-Laws of IAC/InterActiveCorp, Amended and Restated as of December 1, 2010 (marked to show changes from prior by-laws).
10.1

Letter Agreement by and among IAC/InterActiveCorp, a Delaware corporation, Liberty Media Corporation, a Delaware corporation, Liberty USA Holdings, LLC, a Delaware limited liability company, and Mr. Barry Diller, dated as of December 1, 2010.

10.2 99.1	Letter Agreement by and between IAC/InterActiveCorp, a Delaware corporation, and Mr. Barry Diller, dated as of December 1, 2010. Press Release dated December 2, 2010.